 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

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NOVUME SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55833	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (703) 953-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 12, 2017, AOC Key Solutions, Inc. (“AOC Key”), a wholly owned subsidiary of Novume Solutions, Inc. (the “Company”) entered into an Account Purchase Agreement and related agreements (the “Agreement”) with Wells Fargo Bank, National Association (“WFB”). Pursuant to the Agreement, AOC Key agreed to sell and assign to WFB all of its Accounts (as such term is defined in Article 9 of the Uniform Commercial Code), constituting accounts arising out of sales of Goods (as such term is defined in Article 9 of the Uniform Commercial Code) or rendition of services that WFB deems to be eligible for borrowing under the Agreement. WFB agreed to advance to AOC Key, 90% of all Eligible Accounts (as such term is defined in the Agreement) with a maximum facility amount of $3,000,000 of which $1,750,000 was advanced simultaneously with entry into the Agreement.

Interest is payable under the Agreement at a monthly rate equal to the Daily One Month LIBOR in effect from time to time plus 5%. The Agreement also provides for a deficit interest rate equal to the then applicable interest rate plus 50% and a default interest rate equal to the then applicable interest rate or deficit interest rate, plus 50%.

The initial term of the Agreement runs through December 31, 2018 (the “Initial Term”), with automatic renewal terms of 12 months (the “Renewal Term”), commencing on the first day after the last day of the Initial Term. AOC Key may terminate the Agreement upon at least 60 days’ prior written notice, but no more than 120 days’ written notice, prior to and effective as of the last day of the Initial Term or the Renewal Term, as the case may be. WFB may terminate the Agreement at any time and for any reason upon 30 days’ written notice or without notice upon the occurrence of an Event of Default (as such term is defined in the Agreement) after the expiration of any grace or cure period.

The Agreement provides for standard Events of Default (as such term is defined in the Agreement), including, AOC Key’s failure to pay any of the obligations when due, any Obligor (as such term is defined in the Agreement) breaches or defaults in the performance of any covenant in the Agreement or any Other Agreement (as such term is defined in the Agreement), and the occurrence of a default or an event of default under that certain Account Purchase Agreement, dated August 22, 2012 by and between Global Contract Professional, Inc. ("Global Contract") and WFB (the "GCP Account Purchase Agreement") and Account Purchase Agreement, dated August 22, 2012 by and between Global Technical Services, Inc. ("Global Technical") and WFB (the "GTS Account Purchase Agreement"). Upon the occurrence of an Event of Default, WFB shall have all rights and remedies of a secured party under the Uniform Commercial Code. The purchase of the accounts is with full recourse and WFB does not assume the risk of non-payment on any account.

In connection with the Agreement, the Company, and each of its wholly owned subsidiaries AOC Key, KeyStone Solutions, LLC (“KeyStone”), Global Contract, and Global Technical entered into General Security Agreements pursuant to which they each granted a continuing security interest in all of each entity’s Collateral, as defined in each security agreement and includes all accounts, chattel paper, commercial tory claims, deposit accounts, documents, equipment, general intangibles, goods, instruments, inventory, investment property, records, vehicles, fixtures, letter of credit rights, all other personal and real property and all proceeds of any of the foregoing.

The obligations of AOC Key are guaranteed by the Company and its wholly owned subsidiaries, AOC Key, KeyStone, Global Contract, and Global Technical.

Also, in connection with the Agreement, the Company, AOC Key and KeyStone entered into a General Continuing Guaranty pursuant to which each of the entities agreed to guaranty the obligations of each of Global Contract and Global Technical under the the GCP Account Purchase Agreement and GTS Account Purchase Agreement.

The foregoing description of the Agreement and related agreements does not purport to be complete and is qualified by reference in its entirety to the full text of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novume Solutions, Inc.
(Registrant)

Date: December 18, 2017	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer